                                                                      Exhibit 21


                                  SUBSIDIARIES
                                  ------------


Registrant:  Angelica Corporation, State of Incorporation:  Missouri


                                                                 Percentage
                                                                 of Voting
                                                                 Securities
                                    State of                     Owned by
  Name                              Incorporation                Registrant
  ----                              -------------                ----------

Angelica Realty Co.                 California                         100%
Angelica Healthcare Services
  Group, Inc.                       California                         100%
Angelica International Ltd.         Federal Corporation, Canada        100%
Angelica Healthcare Services
  Group, Inc.                       New York                           100%
Southern Service Company            California                         100%
Angelica Uniform Company
  of Nevada                         Nevada                             100%
Industrias Textiles El Curu         Costa Rica                         100%
Angelica Holdings Limited*          United Kingdom                     100%


Retail operations of the Registrant include a chain of 244 retail uniform specialty shops known as "Life Uniform & Shoe Shops."
Generally, all shops operating in a specific state form one company incorporated under the laws of that state. Additionally, on January 31, 1994, the Company acquired Z & H Uniforms, Inc. which consists of 21 stores located in three states. These form one company incorporated in Pennsylvania and operating under the name Z & H Uniforms, Inc. All such corporations (38) are wholly-owned subsidiaries of the Registrant.

[FN]
*Parent Company of Angelica International Limited, incorporated under the laws of the United Kingdom, all of whose voting securities are owned by Angelica Holdings Limited.

All of the above subsidiaries are included in the consolidated financial statements filed herewith.